UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2015

NetApp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

495 East Java Drive

Sunnyvale, CA 94089

(Address of principal executive offices) (Zip Code)

(408) 822-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (d)

Resignation of Chief Executive Officer

On June 1, 2015, Thomas Georgens informed the Board of Directors (the “Board”) of NetApp, Inc. (the “Company”) of his decision to resign as Chief Executive Officer and a member of the Board, effective immediately. Mr. Georgens will remain an employee of the Company until June 5, 2015, to assist with transition matters.

In connection with his resignation, Mr. Georgens entered into a separation and release agreement with the Company (the “Separation Agreement”). The Separation Agreement, upon becoming effective, provides for (i) release of all claims by Mr. Georgens in favor of the Company; (ii) a payment to Mr. Georgens of $5 million; (iii) an extension of the post-termination exercise period for Mr. Georgens’ outstanding and vested options to June 5, 2016; and (iv) up to ten (10) hours per week in administrative/secretarial support for up to nine (9) months following termination.

Appointment of Chief Executive Officer

On June 1, 2015, the Board appointed George Kurian as Chief Executive Officer, effective immediately. Prior to his appointment and since September, 2013, Mr. Kurian served as Executive Vice President of Product Operations, overseeing all aspects of technology strategy, product and solutions development across the Company’s product portfolio. Mr. Kurian joined the Company in April 2011 as the senior vice president of the storage solutions group and was appointed to senior vice president of the Data ONTAP group in December 2011. Prior to joining the Company, from 2002 to 2011, Mr. Kurian was vice president and general manager of the application networking and switching technology group at Cisco Systems, Inc. From 1999 to 2002, Mr. Kurian was the vice president of product management and strategy at Akamai Technologies, Inc., a management consultant with McKinsey & Company, and led software engineering and product management teams at Oracle Corporation. Mr. Kurian holds a BS degree in electrical engineering from Princeton University and an MBA from Stanford University.

Mr. Kurian does not have a family relationship with any of the officers or directors of the Company.

There are no related party transactions reportable under Item 5.02 of Current Report on Form 8-K and Item 404(a) of Regulation S-K.

Board Appointments

In connection with his appointment as the Company’s Chief Executive Officer, the Board also appointed Mr. Kurian as a director.

On June 1, 2015, the Board appointed T. Michael Nevens as Chairman of the Board, effective immediately.

Item 8.01.	Other Events.

On June 1, 2015, the Company issued a press release regarding the foregoing matters. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description.

99.1	Press release, dated June 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETAPP, INC.

Date: June 5, 2015	By:	/s/ Matthew K. Fawcett
Matthew K. Fawcett
Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated June 1, 2015.